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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 28, 2002


                            NEON Communications, Inc.

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             (Exact name of registrant as specified in its charter)


            Delaware                     000-31531              04-3523408
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(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)



2200 West Park Drive, Westborough, Massachusetts             01581
   (Address of principal executive offices)               (Zip code)

                                 (508) 616-7800
              (Registrant's telephone number, including area code)

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Item 3.  Bankruptcy or Receivership

On June 26, 2002, NEON Communications, Inc. announced that it has filed a plan to reduce the Company's debt by approximately $250 million through a Chapter 11 filing, which was developed with a committee representing holders of more than ninety percent of the Company's 12-3/4% Senior Notes due 2008. In order to effectuate the plan, the Company and its wholly-owned operating subsidiary, NEON Optica, Inc., have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). There is no assurance that the reorganization plan will be approved by NEON's creditors, or that it will be subsequently confirmed by the Bankruptcy Court.

A copy of the Press Release relating to the foregoing is filed as Exhibit 99.1 hereto, respectively, and is incorporated herein by reference.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NEON Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NEON COMMUNICATIONS, INC.

Date: June 28, 2002                 /s/ STEPHEN E. COURTER
                                    ------------------------------------------
                                    Stephen E. Courter
                                    Chairman and Chief Executive Officer


Date: June 28, 2002                 /s/ WILLIAM A. MARSHALL
                                    ------------------------------------------
                                    William. A. Marshall
                                    Chief Financial Officer and Treasurer
                                    (principal finance and accounting officer)


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                                  EXHIBIT INDEX


ITEM NO.  EXHIBIT

99.1      Press Release of NEON Communications, Inc. dated as of June 26, 2002.